UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019 (February 11, 2019)

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AG Mortgage Investment Trust, Inc.
(Exact name of Registrant as specified in its charter)

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Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(212) 692-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2019, AG Mortgage Investment Trust, Inc. (the “Company”) and AG REIT Management, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the underwriters named therein (the “Underwriters”), for the issuance and sale of 3,000,000 shares of the Company's common stock, $0.01 par value per share (the “Common Stock”). The Underwriters agreed to purchase the Common Stock from the Company at a price of $16.70 per share, resulting in net proceeds to the Company of approximately $49.8 million, after deducting estimated offering expenses. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock. On February 12, 2019, pursuant to the terms of the Underwriting Agreement, the Underwriters exercised in full their option to purchase the additional 450,000 shares of Common Stock, resulting in total net proceeds to the Company of $57.3 million, after deducting estimated offering expenses. The transaction contemplated by the Underwriting Agreement closed on February 14, 2019. In the Underwriting Agreement, the Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The offering and sale of Common Stock were made pursuant to a preliminary prospectus supplement and final prospectus supplement, each dated February 11, 2019, related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-224629), each of which has been filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The legal opinion of Saul Ewing Arnstein & Lehr LLP relating to the legality of the Common Stock is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 11, 2019, by and among AG Mortgage Investment Trust, Inc., AG REIT Management, LLC and Morgan Stanley & Co. LLC, as representative of the several underwriters.

5.1	Opinion of Saul Ewing Arnstein & Lehr LLP.

23.1	Consent of Saul Ewing Arnstein & Lehr LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2019	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ Raul E. Moreno
Raul E. Moreno
General Counsel and Secretary